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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)     MARCH 9, 2001
                                                -----------------------

                              VITECH AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



       FLORIDA                            0-21369             65 041 9086
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(State or other jurisdiction           (Commission File     (IRS Employer
of incorporation)                       Number)             Identification No.)



                   2190 N.W. 89TH PLACE, MIAMI, FLORIDA 33172
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code   (305) 477-1161
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On March 9, 2001, Vitech America, Inc. ("Vitech") filed suit against Gateway, Inc. in the United States District Court for the Southern District of Florida for fraud, negligent misrepresentation and breach of contract.

         In September 1999, Vitech entered into an agreement with Gateway, Inc. pursuant to which Gateway, Inc. loaned Vitech $31 million. The convertible note bears interest at 10% per annum and matured on March 16, 2001. In March 2000, Vitech entered into an additional $10 million loan agreement with Gateway, Inc. This loan bears interest at 10% per annum and is payable March 26, 2001.

         Vitech has stated that it will not repay any indebtedness to Gateway, Inc. based upon the claims set forth in the above-referenced lawsuit.

         Gateway, Inc. has filed a separate lawsuit, in response to Vitech's, in New York, which Vitech believes is without merit. Attached as an Exhibit to this report is a press release issued on March 15, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        EXHIBITS

        99.1     Press Release dated March 15, 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              VITECH AMERICA, INC.


                                              By: /s/ Edward Kelly
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                                                  Edward Kelly
                                                  Chief Financial Officer

DATED: March 16, 2001




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